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                                                                      EXHIBIT 3A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               TOYS "R" US, INC.


     Toys "R" Us, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is TOYS "R" US, INC. The name under which the Corporation was originally incorporated was Interstate Department Stores, Inc., and the date of filing of its original Certificate of Incorporation with the Secretary of state was February 14, 1928.

     2. This Restated Certificate of Incorporated only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented is hereby restated and integrated to read as follows:

     "FIRST. The name of the Corporation is TOYS "R" US, INC.

     SECOND. The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is Five Hundred Fifty Million (550,000,000) shares of Common Stock, par value $.10 a share.

     FIFTH. In all elections of directors of the Corporation, each holder of record of Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors


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to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit. Election of directors need not be by written ballot.

     SIXTH. The Board of Directors is authorized to adopt, amend, or repeal By-Laws of the Corporation.

     SEVENTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the Corporation to the extent permitted by law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                       2

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     NINTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     4. Pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted this Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Louis Lipschitz, its Vice-President-Finance and Treasurer, and attested by Andre Weiss, its Secretary, on the 10th day of March, 1992.


                                                 TOYS "R" US, INC.



                                                 By:  /s/ Louis Lipschitz
                                                      --------------------------
                                                      Louis Lipschitz
                                                      Vice President-Finance and
                                                      Treasurer



ATTEST:

/s/ Andre Weiss
- - ---------------
Andre Weiss
Secretary

                                       3



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                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               TOYS "R" US, INC.


     We, the undersigned, being the Senior Vice President Finance and Chief Financial Officer and the Secretary, respectively, of Toys "R" Us, Inc., a Delaware corporation (the "Corporation"), DO HEREBY CERTIFY THAT:

     1. Article Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          FOURTH. The aggregate number of shares which the Corporation shall have the authority to issue is Six Hundred Fifty Million (650,000,000) shares of Common Stock, par value $.10 per share.

     2. Such amendment has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law.

     IN WITNESS WHEREOF, we have signed and attested this Certificate this 8th day of June, 1994.

                                                By:  /s/ Louis Lipschitz
                                                     ---------------------------
                                                     Louis Lipschitz
                                                     Senior Vice President-
                                                     Finance and Chief Financial
                                                     Officer

ATTEST:


/s/ Andre Weiss
- - ---------------
Andre Weiss
Secretary